EXHIBIT 21.1



                              LIST OF SUBSIDIARIES
                              OF THE COMPANY AS OF
                                December 31, 2000




                                                               Percentage of
                                    Jurisdiction of          Voting Securities
     Name                            Incorporation           Owned by Company
     ----                            -------------           ----------------

     M.O.C. Resources, Inc.              Nevada                     100%





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